INTREorg SYSTEMS, INC. ANNOUNCES AGREEMENT WITH CENTRAL COAST TECHNOLOGY ASSOCIATES, LLC

Dallas, TX -- (PRNewswire-FirstCall) – June 18, 2013– INTREorg Systems, Inc. (OTCBB:IORG).  Intreorg Systems, Inc. (the “Company”) announced that it executed a Software Development and Maintenance Agreement with Central Coast Technology Associates (“CCTA”) on June 13, 2013, to develop the Company’s proprietary software system for evaluating Investor transactions and trends. This software will allow IORG to leverage and scale the Intellectual Property (“IP”) it licensed from Public Issuer Stock Analytics (“PISA”) in October 2012.

IORG CEO Dr. Steven Henson stated “We have been encouraged by our beta results using the IP licensed from PISA and the level of interest received by parties who would like to utilize our services. We are designing the software to be scalable so that we can address our perceived demand for our services. We evaluated several parties in our search for the right developers for this project and found CCTA to posses the best skill set and understanding of our needs and the potential for our products and services. We are excited to be a part of this partnership.”

In a separate agreement CCTA has purchased an option to acquire up to 1,000,000 shares of IORG common stock. CCTA Executive Gary Mc Adam stated “We are pleased to have an opportunity to work with IORG and see real potential in our investment.”

Central Coast Technology Associates (“CCTA”) is a consulting and development organization. Key executives include Jim Hill, Gary McAdam, and Paul van Gool. Mr. Hill has over 30 years experience in software development. He has been a founding member and managed teams who developed the first RFC compliant email system capable of handling millions of users, scalable directory architecture, and conceptual core of 3-D computer graphics among other accomplishments. These developments have resulted in over a billion dollars in revenue. Mr. McAdam has been a Financial Services Executive for over 30 years and has served as Growth Ventures, Inc (“GVI”) Chairman and CEO since 1986. Since Mr. McAdam became CEO GVI has participated in over 100 corporate mergers, acquisitions and IPOs. These companies have raised several billion dollars in equity investments. Mr. van Gool has over 20 years experience of architecting and developing large scale network systems, using communication technologies (ranging from TCP/IP to reflective shared memory) and different programming techniques (threading, non-blocking asynchronous IO). In addition, Mr. van Gool has been involved in High Level Architecture (HLA) including Data Distributed Management (DDM) and Time Management (TM) of large-scale distributed simulations and networked systems capable of handling several terabyte of incoming data per day.

Intreorg Systems (“IORG”) offers unprecedented consulting, tools and resources for public companies. From access and insight into broker-dealer, clearing firm and shareholder position movements to IT Outsourcing and Funding. IORG core services include Shareholder Intelligence Services, Information Technology Services, and Consulting Services including Management, Compliance, Finance, and IT. IORG has developed a successful process that is utilized to deliver services. IORG helps companies survive in today’s fast paced world.

Media Contact:
Steven R. Henson, M.D.
investor@intreorg.com

Notice Regarding Forward-Looking Statements

Some of the above information contains forward-looking statements and are not supported by a basis of factual conclusions nor historical facts.  The information presented herein is primarily based on management’s current judgment of expected conditions and its expected courses of action for INTREorg Systems, as well as assumptions made by and information currently available to management.  Words such as: "anticipate," "estimate," "forecast," “intend,” "project," "expect," "plan," "may," "will," "should," "objective," "target," "goal," "strategy," "continue" and similar expressions or the negative of such terms, are intended to identify forward-looking statements or information.  Such forward-looking statements take into consideration numerous assumptions with respect to industry performance, competition, rapidly developing technology, general business and economic conditions, taxes, revenues, costs and other matters, many of which will be beyond INTREorg Systems’ control.  Such forward-looking statements and information are subject to a number of risks and uncertainties that could cause (and probably will cause) actual results in the future to differ significantly from results expressed in any forward-looking statements or information. INTREorg Systems’ statements regarding future prospects and performance should not be regarded as representations by INTREorg Systems and should not be conveyed as forecasted results which will be achieved.  Readers are cautioned not to place undue reliance on such forward-looking statements, which only reflect management’s view.  Except as required by law, INTREorg Systems undertakes no duty to update any such risks or to update any of the forward-looking statements after the date hereof to conform such statements to actual results.